Exhibit 23.3

CONSENT OF INDEPENDENT ENGINEERS

We refer to our report dated March 12, 2026 and effective December 31, 2025, evaluating the proved and probable petroleum and natural gas reserves attributable to Greenfire Resources Ltd. and its affiliates (collectively, the “Company”), which is entitled “Greenfire Resources Ltd., Hangingstone Properties, Evaluation of Bitumen Reserves, based on Forecast Prices and Costs, As of December 31, 2025” (the “Report”).

We hereby consent to the use and reference to our name in the Report, and the information derived from the Report, as described or incorporated by reference in this Amendment No. 2 to the Registration Statement on Form F-10 of Greenfire Resources Ltd., including the prospectus included therein, filed or to be filed with the United States Securities and Exchange Commission. We also consent to the filing of this consent as an exhibit to the Amendment to the Registration Statement.

Yours truly,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Michael Verney
Michael Verney, P. Eng.
Executive Vice President
Calgary, Alberta, Canada

August 7, 2026